UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2022

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Main Street Suite #610 Lexington, KY	40507
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

On November 18, 2022, Rubicon Global, LLC, a Delaware limited liability company (“Global”), and Riverroad Waste Solutions, Inc., a New Jersey corporation (“Riverroad” and, together with Global, the “Borrowers”), Rubicon Technologies Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), Cleanco LLC, a New Jersey limited liability company (“Cleanco”), Charter Waste Management, Inc., a Delaware corporation (“Charter”), and Rubicon Technologies International, Inc., a Delaware corporation (“International,” together with Charter, Holdings LLC and Cleanco, the “Guarantors”), entered into an amendment (the “Revolving Facility Amendment”) to the $60.0 million revolving loan facility entered into on December 14, 2018 and as previously amended on March 29, 2019, February 27, 2020, March 24, 2021, October 15, 2021 and April 25, 2022 (the “Revolving Facility”) with Eclipse Business Capital LLC, a Delaware limited liability company (the “Revolving Agent”), and the lenders thereto. The material assets of Rubicon Technologies, Inc., a Delaware corporation (the “Company”), are the equity interests of Holdings LLC. Pursuant to the Revolving Facility Amendment, the Revolving Agent, on behalf of the Revolving Facility lenders, consented to the Subordinate Term Loan Amendment (as defined below). The Revolving Facility Amendment also extends the scheduled maturity date of the Revolving Facility from December 14, 2022 to December 14, 2023 and modifies the interest rate the Revolving Facility bears to the secured overnight financing rate (“SOFR”) plus 5.5%.

Additionally, Holdings LLC committed to: (i) contribute, on or before November 23, 2022, $4.96 million to the Borrowers from the net proceeds of a transaction or series of transactions in which, upon the issuance by the Company of debt and/or equity securities (including, without limitation, shares of capital stock, securities convertible into or exchangeable for capital stock, warrants, options, or other similar rights), the Company contributes the net proceeds of such issuance to Holdings LLC for additional equity in the form of membership interests in Holdings LLC (a “Financing Transaction”); and (ii) contribute an additional $25.0 million from the net proceeds of a Financing Transaction by the earlier of (a) five business days after the date the Company’s S-1 registration statement filed with the Securities and Exchange Commission (“SEC”) on August 22, 2022 (the “S-1 Filing”) becomes effective and (b) January 31, 2023. The Borrowers also committed to notify the Revolving Agent promptly upon the S-1 Filing having become effective and to continue to engage the Berkeley Research Group as a consultant.

In consideration of the Revolving Agent entering into the Revolving Facility Amendment, the Borrowers accrued a $0.9 million amendment fee payable to the Revolving Agent with $0.3 million paid on November 18, 2022 and the remaining $0.6 million payable on the earlier of five business days after the date the S-1 Filing becomes effective and January 31, 2023.

Amendment to Term Loan Facility

On November 18, 2022, the Borrowers and Guarantors entered into an amendment (the “Term Loan Amendment”) to the $60.0 million term loan facility entered into on March 29, 2019 and as previously amended on February 27, 2020, March 24, 2021, October 15, 2021 and April 25, 2022 (the “Term Loan Facility”) with Pathlight Capital LP, a Delaware limited partnership (the “Term Agent”), and the lenders thereto. Pursuant to the Term Loan Amendment, the Term Agent, on behalf of the Term Loan Facility lenders, consented to the Subordinate Term Loan Amendment (as defined below).

Additionally, Holdings LLC committed to: (i) contribute, on or before November 23, 2022, $4.96 million to the Borrowers from the net proceeds of a Financing Transaction; and (ii) contribute an additional $25.0 million from the net proceeds of a Financing Transaction by the earlier of (a) five business days after the date the S-1 Filing becomes effective and (b) January 31, 2023. The Borrowers also committed to notify the Term Agent promptly upon the S-1 Filing having become effective and to continue to engage the Berkeley Research Group as a consultant.

The Term Loan Amendment also requires Holdings LLC and the Borrowers to cause the Company to, each week from and after the effectiveness of the SEPA Registration Statement (as defined below) and until the Term Loan Facility is repaid in full, deliver notice to YA II PN, Ltd. (“Yorkville”) and to use reasonable best efforts to ensure that the Company has satisfied the conditions precedent in that Standby Equity Purchase Agreement entered into between the Company and Yorkville on August 31, 2022 (as more particularly described in Item 1.01 of the Company’s Current Report on Form 8-K, dated August 31, 2022, Commission File Number 001-40910, the “SEPA”), to cause Yorkville to purchase the maximum amount of equity interests of the Company that may be issued in accordance with the SEPA. The Term Loan Amendment further requires the Borrowers to prepay the Term Loan Facility by the amount of net proceeds received from the aforementioned purchases, subject to the condition that the Borrowers’ excess availability under the Revolving Facility (i.e. the maximum amount available for draws under the Revolving Facility less reserves, principal outstanding, and fees due the Revolving Agent, thereunder) is at least $15.0 million, until the Term Loan Facility has been repaid in full.

Holdings LLC also committed to: (i) cause the Company to promptly (but in any event on or before December 26, 2022 or such later date approved by the Term Agent in writing) file a registration statement (the “SEPA Registration Statement”) with the SEC with respect to the resale of the shares of Class A common stock, par value $0.0001, of the Company (“Common Stock”) issuable pursuant to the SEPA and to have such SEPA Registration Statement declared effective as soon as practicable after the filing thereof, and thereafter, to remain in effect; and (ii) cause the Company to (a) deliver to the Term Agent, within one business day following receipt, any comments by the SEC with respect to the SEPA Registration Statement (such comments, an “SEC Comment Letter”) and (b) respond to such SEC Comment Letter and file an amendment to the SEPA Registration Statement promptly (and in any event within ten business days following the Company’s receipt of an SEC Comment Letter).

Amendment to Subordinate Term Loan

On November 18, 2022, the Borrowers and Guarantors entered into an amendment (the “Subordinate Term Loan Amendment”) to the $20.0 million subordinate term loan facility entered into on December 22, 2021 (the “Subordinate Term Loan”) with Mizzen Capital LP, a Delaware limited partnership (the “Subordinate Term Loan Agent”), and the lenders thereto. Pursuant to the Subordinate Term Loan Amendment, the scheduled maturity date of the Subordinate Term Loan was extended from December 22, 2022 to December 31, 2023. Additionally, the Subordinate Term Loan Amendment modified certain financial covenants to commit the Borrowers to more frequent liquidity testing intervals which determine the amount, if any, of the principal balance of the Subordinate Term Loan subject to required prepayment (subject to the rights and obligations of the Revolving Agent, Term Agent and Subordinate Term Loan Agent under the Subordination and Intercreditor Agreement, dated December 22, 2021, entered into by the Revolving Agent, Term Agent, Subordinate Term Loan Agent, Borrowers and Guarantors).

Concurrently with the execution and delivery of the Subordinate Term Loan Amendment, Holdings LLC and the Subordinate Term Loan lenders entered into amendments (the “Warrant Amendments”) to the Common Unit Purchase Warrants (the “Subordinate Term Loan Warrants”) delivered by Holdings LLC to the Subordinate Term Loan lenders on December 22, 2021 in connection with the Subordinate Term Loan. The Warrant Amendments: (i) increased the number of Common Stock the Subordinate Term Loan lenders have the right to purchase under the Subordinate Term Loan Warrants to such number of Common Stock worth $2.6 million ($2.0 million prior to the Warrant Amendments); (ii) caused the Subordinate Term Loan Warrants to be immediately exercisable upon execution of the Warrant Amendments; and (iii) increased the value of Common Stock the Subordinated Term Loan Warrants will accrue each additional full calendar month after March 22, 2023 to $0.25 million ($0.2 million prior to the Warrant Amendments) until the Borrowers repay the Subordinate Term Loan in full.

In consideration of the Subordinate Term Loan Agent entering into the Subordinate Term Loan Amendment, the Borrowers accrued a $258,401.80 amendment fee payable to the Subordinate Term Loan Agent paid on November 18, 2022.

The foregoing descriptions of the Revolving Facility Amendment, the Term Loan Amendment and the Subordinate Term Loan Amendment are qualified in their entirety by reference to the full text of the Revolving Facility Amendment, the Term Loan Amendment and the Subordinate Term Loan Amendment, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Borrowers and Guarantors entered into the Revolving Facility Amendment, the Term Loan Amendment, and the Subordinate Term Loan Amendment on November 18, 2022.

Under the Revolving Facility Amendment, the Borrowers accrued a $0.9 million amendment fee payable to the Revolving Agent with $0.3 million paid on November 18, 2022 and the remaining $0.6 million payable on the earlier of five business days after the date the S-1 Filing becomes effective and January 31, 2023. Failure to make the aforementioned payments constitutes the failure of a condition precedent to the effectiveness of the Revolving Facility Amendment and a payment default permitting the Revolving Agent to accelerate the outstanding balance of the Revolving Facility.

Failure to make payments required by the Term Loan Amendment constitutes the failure of a condition precedent to the effectiveness of the Term Loan Amendment and a payment default permitting the Term Agent to accelerate the outstanding balance of the Term Loan Facility.

Under the Subordinate Term Loan Amendment, the Borrowers accrued a $258,401.80 amendment fee payable to the Subordinate Term Loan Agent on November 18, 2022. Failure to make the aforementioned payment constitutes a payment default permitting the Subordinate Term Loan Agent to accelerate the outstanding balance of the Subordinate Term Loan.

Additional terms of the Revolving Facility Amendment, the Term Loan Amendment and the Subordinate Term Loan Amendment are briefly described in Item 1.01 of this Current Report on Form 8-K. The foregoing descriptions of the Revolving Facility Amendment, the Term Loan Amendment and the Subordinate Term Loan Amendment are qualified in their entirety by reference to the full text of the Revolving Facility Amendment, the Term Loan Amendment and the Subordinate Term Loan Amendment, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibits No.	Description
10.1	Sixth Amendment to Loan and Security Agreement, dated as of November 18, 2022, by and among the lenders party thereto, Eclipse Business Capital LLC, Rubicon Global, LLC, Riverroad Waste Solutions, Inc., Rubicon Technologies Holdings, LLC, Cleanco LLC, Charter Waste Management, Inc., and Rubicon Technologies International, Inc.
10.2	Fifth Amendment to Loan and Security Agreement, dated as of November 18, 2022, by and among Rubicon Global, LLC, Riverroad Waste Solutions, Inc., Rubicon Technologies Holdings, LLC, Cleanco LLC, Charter Waste Management, Inc., Rubicon Technologies International, Inc., the lenders party thereto, and Pathlight Capital LP.
10.3	First Amendment to Loan and Security Agreement, dated as of November 18, 2022, by and among Rubicon Global, LLC, Riverroad Waste Solutions, Inc., Rubicon Technologies Holdings, LLC, Cleanco LLC, Charter Waste Management, Inc., the lenders party thereto, and Mizzen Capital, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGIES, INC.

By:	/s/ Kevin Schubert
	Name:	Kevin Schubert
	Title:	President

Date: November 25, 2022

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